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                                   EXHIBIT 99

                           [OXFORD HEALTH PLANS LOGO]


For Further Information:

Investor Contact: Deborah Abraham
                  (203) 851-2636

Media Contact:    Francesca Trainor
                  (212) 885-0450

FOR IMMEDIATE RELEASE
---------------------


           OXFORD HEALTH PLANS, INC. ANNOUNCES SECOND QUARTER RESULTS


         NORWALK, CONNECTICUT, JULY 29, 1999 - Oxford Health Plans, Inc. (NASDAQ:OXHP) announced today a net loss of $13.4 million, or $0.16 per common share, for the quarter ended June 30, 1999. "We are pleased with our second quarter results, which were ahead of our expectations. Healthcare costs increased slightly, primarily due to seasonality, and administrative expenses increased slightly, primarily due to operational initiatives and improvements. Medical and administrative loss ratios were therefore slightly higher in the second quarter versus the first quarter, but the results were better than anticipated." said Oxford Health Plans' Chairman and Chief Executive Officer, Norman C. Payson, M.D.

         Health care services expense for the second quarter was $886.8 million, representing a medical loss ratio (health care services as a percentage of premium revenue) of 85.8%, compared to a medical loss ratio of 84.9% for the first quarter of this year. Marketing, general and administrative expenses, including related depreciation and amortization, were $155.2 million for the second quarter or 15.0% of operating revenues, compared to $149.7 million or 14.5% of operating revenues last quarter.

                                                                          over->



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
                                     OXFORD'S SECOND QUARTER EARNINGS - PAGE TWO

         "During the second quarter we worked to eliminate claims and correspondence backlogs and completed our Y2K project, which should position Oxford to gain further economies in our administrative costs in the second half of the year," stated Dr. Payson.
         Revenues for the quarter ended June 30, 1999 were $1.05 billion, compared to $1.06 billion in the first quarter. As of June 30, 1999, Oxford's total membership was approximately 1,668,700 compared to 1,691,000 as of March 31, 1999.
         The Company reported cash used by operations of $26.8 million for the quarter ended June 30, 1999. As of June 30, 1999, the Company had $966.9 million in current cash and marketable securities. "The successful reduction in claims inventory, down to the nine days of claims received on hand, resulted in negative cash flow from operations for the second quarter. However, pro forma parent company cash and marketable securities as of June 30th was approximately $196 million, an approximately $10 million increase from last quarter," said Yon
Y. Jorden, Oxford's Chief Financial Officer. "Based on sequential premium pricing increases and expected administrative and health care costs, the Company anticipates positive earnings per share for the second half and full year 1999 and positive operating cash flow for the second half of 1999," added Jorden.

         Founded in 1984, Oxford Health Plans, Inc. provides health plans to employers and individuals in New York, New Jersey and Connecticut, through its direct sales force, independent insurance agents and brokers. Oxford's services include traditional health maintenance organizations, point-of-service plans, third-party administration of employer-funded benefits plans and Medicare plans.
                                       ###



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
            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements in this press release, including statements concerning future results of operations or financial position, future healthcare and administrative costs, future operating cash flow, future operational performance and other statements contained herein regarding matters that are not historical facts, are forward-looking statements (as such term is defined in the Securities Exchange Act of 1934, as amended); and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

- The Company's ability to develop processes and systems to support its operations and to improve its service levels.

- Changes in Federal or State regulation relating to health care and health benefit plans.

- Rising medical costs or higher utilization of medical services, including higher out-of-network utilization under point-of-service plans.

- Competition from health benefit plan providers and competitive pressure on pricing Oxford products, including acceptance of premium rate increases by the Company's commercial groups.

- High administrative costs in operating the Company's business and the cost and impact on service of changing technologies.

- The ability of the Company to complete and operationalize risk transfer and other provider arrangements and any unexpected costs incurred in the wind-down of the Company's agreement with Heritage New Jersey Medical Group, P.C., including medical costs, litigation expenses, damages, administrative costs and other costs.

- The effect, if any, of events at the Company during the last two years (including any adverse publicity) on future enrollment in the Company's health benefit plans.

- The ability of the Company to successfully and timely dispose of certain assets and businesses.

- Any changes in the Company's estimates of its medical costs and expected cost trends as a result of information gained in the process of continuing to reconcile delayed claims or claims paid or denied in error and to pay down backlogged claims.

- The impact of litigation (including purported class and derivative actions filed against the Company and certain officers and directors and proceedings commenced against the Company and several employees by certain healthcare providers), regulatory proceedings and other governmental action (including the ongoing examination, investigation and review of the Company by various Federal and State authorities).

- Those factors included in the discussion under the caption "Business - Cautionary Statement Regarding Forward-Looking Statements" in the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998 and under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations - Cautionary Statement Regarding Forward-Looking Statements" in the Company's Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 1999.



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
                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        THREE MONTHS AND SIX MONTHS ENDED
                JUNE 30, 1999 AND 1998 (IN THOUSANDS, EXCEPT PER
                   SHARE, PER MEMBER PER MONTH AND MEMBERSHIP
                                HIGHLIGHTS DATA)

                                                                               Three Months                     Six Months
                                                                               Ended June 30                   Ended June 30
                                                                               -------------                   -------------

Revenues:                                                                   1999           1998            1999            1998
                                                                       -----------     -----------     -----------     -----------
    Premiums earned                                                    $ 1,033,670     $ 1,155,952     $ 2,060,256     $ 2,369,037
    Third-party administration, net                                          4,091           4,311           7,701           9,313
    Investment and other income, net                                        13,020          30,849          43,129          42,385
                                                                       -----------------------------------------------------------
      Total revenues                                                     1,050,781       1,191,112       2,111,086       2,420,735
                                                                       -----------------------------------------------------------

Expenses:
    Health care services                                                   886,836       1,307,214       1,758,709       2,373,651
    Marketing, general and administrative                                  155,210         227,968         304,947         429,001
    Interest and other financing charges                                    12,180          20,752          26,230          27,601
    Restructuring charges                                                     --            98,500            --           123,500
    Write-downs of strategic investments                                      --            38,341            --            38,341
                                                                       -----------------------------------------------------------
      Total expenses                                                     1,054,226       1,692,775       2,089,886       2,992,094
                                                                       -----------------------------------------------------------
Operating earnings (loss) before income taxes                               (3,445)       (501,663)         21,200        (571,359)
Income tax expense (benefit)                                                (1,446)          5,957           8,904         (18,437)
                                                                       -----------------------------------------------------------
Net earnings (loss)                                                         (1,999)       (507,620)         12,296        (552,922)
Less preferred stock dividends and amortization                            (11,377)         (5,718)        (22,459)         (5,718)
                                                                       -----------------------------------------------------------
Net loss attributable to common stock                                  $   (13,376)    $  (513,338)    $   (10,163)    $  (558,640)
                                                                       ===========================================================

Loss per common share-basic and diluted                                $      (.16)    $     (6.41)    $      (.13)    $     (7.00)

Weighted-average common shares outstanding-basic and diluted                81,162          80,131          80,970          79,817

SELECTED INFORMATION:
    Medical loss ratio                                                        85.8%          113.1%           85.4%          100.2%
    Administrative loss ratio                                                 15.0%           19.6%           14.7%           18.0%
    Earnings (loss) before income taxes, financing charges,
     depreciation  and amortization, and restructuring
     charges ("EBITDA")                                                $    22,970     $  (325,388)    $    75,520     $  (346,829)
    PMPM premium revenue                                               $    212.11     $    197.00     $    208.39     $    198.44
    PMPM medical expense                                               $    181.98     $    222.78     $    177.89     $    198.83
    Fully insured member months                                            4,873.2         5,867.7         9,886.5        11,938.3



                                                    As of June 30
                                      ---------------------------------------
MEMBERSHIP HIGHLIGHTS                    1999                          1998
                                      ---------                     ---------
Freedom and Liberty Plans             1,269,400                     1,362,300
HMO                                     242,100                       276,300
Medicare                                103,800                       159,500
Medicaid                                   --                         140,600
                                      ---------                    ----------
Total Fully Insured                   1,615,300                     1,938,700
Third-party Administration               53,400                        66,000
                                      ---------                    ----------
Total Membership                      1,668,700                     2,004,700
                                      =========                    ==========






  Certain 1998 restructuring charges and write-downs have been reclassified to health care services and marketing, general and administrative expenses.


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
                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                       JUNE 30, 1999 AND DECEMBER 31, 1998
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                     ASSETS
                                                                                                         JUNE 30,         Dec. 31,
                                                                                                          1999              1998
                                                                                                      -----------       ------------
Current assets:
    Cash and cash equivalents                                                                         $   150,907       $   237,717
    Investments - available-for-sale, at market value                                                     816,008           922,990
    Premiums receivable                                                                                   113,680           110,254
    Other receivables                                                                                      34,632            36,540
    Prepaid expenses and other current assets                                                              11,988             9,746
    Deferred income taxes                                                                                  40,529            43,385
                                                                                                      -----------       ------------

        Total current assets                                                                            1,167,744         1,360,632

Property and equipment, at cost, net of accumulated depreciation and
    amortization of $183,174 in 1999 and $160,431 in 1998                                                  85,059           112,941
Deferred income taxes                                                                                      88,134            94,182
Restricted cash and investments                                                                            71,814            56,493
Other noncurrent assets                                                                                    22,253            13,502
                                                                                                      -----------       ------------
        Total assets                                                                                  $ 1,435,004       $ 1,637,750
                                                                                                      ===========       ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Medical costs payable                                                                             $   741,410       $   850,197
    Trade accounts payable and accrued expenses                                                           145,980           176,833
    Unearned premiums                                                                                      45,294           105,993
    Current portion of capital lease obligations                                                           12,029            15,938
    Deferred income taxes                                                                                    --               2,228
                                                                                                      -----------       ------------
        Total current liabilities                                                                         944,713         1,151,189

Long-term debt                                                                                            350,000           350,000
Obligations under capital leases                                                                           10,779            18,850
Redeemable preferred stock                                                                                321,275           298,816

Shareholder's equity (deficit):
    Preferred stock, $.01 par value, authorized 2,000,000 shares                                             --                --
    Common stock, $.01 par value, authorized 400,000,000
      shares; issued and outstanding 81,315,284 shares in 1999
      and 80,515,872 shares in 1998                                                                           813               805
    Additional paid-in capital                                                                            494,812           506,243
    Accumulated deficit                                                                                  (679,994)         (692,290)
    Accumulated other comprehensive earnings (loss)                                                        (7,394)            4,137
                                                                                                      -----------       ------------
        Total liabilities and shareholders' equity (deficit)                                          $ 1,435,004       $ 1,637,750
                                                                                                      ===========       ============



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                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
            THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1999 AND 1998
                                 (IN THOUSANDS)

                                                                                    Three Months                  Six Months
                                                                                    Ended June 30                Ended June 30
                                                                                ----------------------------------------------------
                                                                                   1999         1998           1999         1998
                                                                                ---------     ---------     ---------     ----------
Cash flows from operating activities:
    Net earnings (loss)                                                         $  (1,999)    $(507,620)    $  12,296     $(552,922)
    Adjustments to reconcile net earnings (loss) to
      net cash used by operating activities:
        Depreciation and amortization                                              14,724        19,303        29,068        35,362
        Noncash restructuring charges                                                --          96,046          --         107,246
        Deferred income taxes                                                      (1,446)       (4,762)        8,904       (29,156)
        Provision for doubtful accounts                                              --          10,209          --          13,209
        Realized loss (gain) on sale of investments                                 2,853          (749)        3,395        (2,121)
        Other, net                                                                    481        11,272         1,272        11,272
        Changes in assets and liabilities:
           Premiums receivable                                                     19,956        71,637        (3,426)       54,734
           Other receivables                                                        7,871         6,286         1,908        (1,780)
           Prepaid expenses and other current assets                               (2,075)        9,348        (2,242)       (1,404)
           Medical costs payable                                                  (53,000)      177,132      (108,787)      153,368
           Trade accounts payable and accrued expenses                            (15,246)       62,274       (25,814)       75,184
           Income taxes payable/refundable                                           --          68,544          --         117,380
           Unearned premiums                                                        6,906         7,566       (60,699)      (70,140)
           Other, net                                                              (5,788)        3,016       (10,293)        4,693
                                                                                ---------     ---------     ---------     ---------
             Net cash provided (used) by operating activities                     (26,763)       29,502      (154,418)      (85,075)
                                                                                ---------     ---------     ---------     ---------

Cash flows from investing activities:
    Capital expenditures                                                           (3,066)       (6,989)       (4,147)      (36,646)
    Purchases of investments                                                     (338,562)     (345,380)     (597,917)     (500,271)
    Sales and maturities of investments                                           322,688       265,030       683,077       416,140
    Other, net                                                                    (11,582)       (7,915)      (11,189)       (3,318)
                                                                                ---------     ---------     ---------     ---------
             Net cash provided (used) by investing activities                     (30,522)      (95,254)       69,824      (124,095)
                                                                                ---------     ---------     ---------     ---------

Cash flows from financing activities:
    Proceeds from exercise of stock options                                         4,944           993         9,764         1,323
    Proceeds from sale of redeemable preferred stock, net of expenses                --         271,148          --         271,148
    Proceeds from sale of warrants                                                   --          67,000          --          67,000
    Proceeds from sale of common stock                                               --          10,000          --          10,000
    Proceeds of notes and loans payable                                              --         350,000          --         550,000
    Redemption of notes payable                                                      --        (200,000)         --        (200,000)
    Debt issuance expenses                                                           --         (11,251)         --         (11,251)
    Payments under capital leases                                                  (4,553)       (1,570)      (11,980)       (1,570)
                                                                                ---------     ---------     ---------     ---------
             Net cash provided (used) by financing activities                         391       486,320        (2,216)      686,650
                                                                                ---------     ---------     ---------     ---------

Net increase (decrease) in cash and cash equivalents                              (56,894)      420,568       (86,810)      477,480
Cash and cash equivalents at beginning of period                                  207,801        61,053       237,717         4,141
                                                                                ---------     ---------     ---------     ---------
Cash and cash equivalents at end of period                                      $ 150,907     $ 481,621     $ 150,907     $ 481,621
                                                                                =========     =========     =========     =========


Supplemental cash flow information:
    Cash payments (refunds) for income taxes, net                               $  (1,360)    $ (61,859)    $  (1,444)    $(107,877)
    Cash payments for interest expense                                             19,609         6,451        28,404        10,332
Supplemental schedule of noncash investing and financing activities:
      Unrealized appreciation (depreciation) of
        short-term investments                                                     (6,025)       (2,730)      (13,759)       (7,773)
      Capital lease obligations incurred                                             --           1,398          --          21,707
      Preferred stock dividends and amortization                                   11,377         5,717        22,459         5,717


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